SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report	June 22 , 2004
(Date of earliest event reported)	June 22, 2004

Landmark Bancorp, Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-20878	43-1930755
(Commission File Number)	(I.R.S. Employer Identification Number)

800 Poyntz Avenue, Manhattan, Kansas	66502
(Address of principal executive offices)	(Zip Code)

(785) 565-2000

(Registrant’s telephone number, including area code)

Item 5.  Other Events and Regulation FD

Landmark Bancorp, Inc., Manhattan, Kansas reports that its wholly owned subsidiary, Landmark National Bank, recently entered into definitive agreements to sell its Beloit, Kansas branch to Central National Bank, Junction City, Kansas and its Phillipsburg, Kansas branch to Farmers State Bank, Phillipsburg, Kansas.  The transactions are subject to regulatory approval and are expected to close during the third quarter.

Upon the consummation of the transaction, Central National Bank will acquire approximately $9 million in deposits, approximately $2 million in loans and the fixed assets associated with the Beloit branch.  Farmers State Bank will acquire approximately $6 million in deposits, approximately $1 million in loans and the fixed assets associated with the Phillipsburg branch.

Landmark acquired the Beloit and Phillipsburg branches on April 1, 2004 as part of its acquisition of First Kansas Financial Corporation of Osawatomie, Kansas and its wholly owned subsidiary, First Kansas Federal Savings Bank.  Landmark decided to sell these branches primarily because Beloit and Phillipsburg are outside of its current geographic range of operations.  Landmark expects to apply any gain realized upon the sale of these branches as a reduction to the intangible assets created in the acquisition of First Kansas Financial Corporation.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)                                  Financial Statements of Business Acquired.

None.

(b)                                 Pro Forma Financial Information.

None.

(c)                                  Exhibits.

None.

Special Note Concerning Forward-Looking Statements

This Form 8-K contains, and future oral and written statements of Landmark and its respective management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to its financial condition, results of operations, plans, objectives, future performance and business.  Forward-looking statements, which may be based upon beliefs, expectations and assumptions of Landmark’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions.  Additionally, all statements in this Form 8-K, including forward-looking statements, speak only as of the date they are made, and Landmark undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of Landmark to control or predict, could cause actual results to differ materially from those in its forward-looking statements.  These factors include, among others, the following: (i) the strength of the local and national economy; (ii) changes in state and federal laws, regulations and governmental policies concerning Landmark’s general business; (iii) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (iv) changes in interest rates and prepayment rates of Landmark’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi)  the economic impact of armed conflict or terrorist acts involving the United States; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving Landmark; and (xi) changes in accounting policies and practices.  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  Additional information concerning Landmark and its respective business, including additional factors that could materially affect its financial results, is included in their filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDMARK BANCORP, INC.

Dated: June 22, 2004	By:	/s/ Mark A. Herpich
Mark A. Herpich
Vice President, Secretary, Treasurer
and Chief Financial Officer